Exhibit 1

Seaspan Corporation
Unit 2, 7th Floor, Bupa Centre
141 Connaught Road West
Hong Kong, China

c/o 2600 – 200 Granville Street Vancouver, BC
Canada V6C 1S4
Tel: 604-638-2575
Fax: 604-648-9782 www.seaspancorp.com

FOR IMMEDIATE RELEASE

SEASPAN CORPORATION

FILES 2006 ANNUAL REPORT ON FORM 20-F

Hong Kong, China. March 15, 2007 - Seaspan Corporation (“Seaspan”) (NYSE: SSW) filed its 2006 Annual Report on Form 20-F with the Securities and Exchange Commission on March 15, 2007. The Form 20-F is available free of charge on our Internet web site (www.seaspancorp.com). Additionally, shareholders can request a hard copy of our complete audited financial statements free of charge upon request by writing us at: Seaspan Corporation, Unit 2, 7th Floor, Bupa Centre, 141 Connaught Road West, Hong Kong, China.

About Seaspan

Seaspan owns containerships and charters them pursuant to long-term fixed-rate charters. Seaspan’s fleet of 41 containerships consists of 23 existing containerships and 18 to be delivered over approximately the next three years. The 18 vessels that Seaspan has contracted to purchase are already committed to long-term time charters ranging from 10 to 12 years. Seaspan’s operating fleet of 23 vessels has an average age of five years with an average remaining charter period of eight years. Seaspan’s customer base consists of five of the largest liner companies, including China Shipping Container Lines, A.P. Møller-Mærsk, Mitsui O.S.K. Lines, Hapag-Lloyd and COSCO Container Lines.

Seaspan’s common shares are listed on the New York Stock Exchange under the symbol “SSW.”

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STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release contains certain forward-looking statements (as such term is defined in Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and our operations, performance and financial condition, including, in particular, the likelihood of our success in developing and expanding our business. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “projects,” “forecasts,” “will,” “may,” “potential,” “should,” and similar expressions are forward-looking statements. These forward-looking statements reflect management’s current views only as of the date of this presentation and are not intended to give any assurance as to future results. As a result, you are cautioned not to rely on any forward-looking statements. Forward-looking statements appear in a number of places in this release. Although these statements are based upon assumptions we believe to be reasonable based upon available information, including operating margins, earnings, cash flow, working capital and capital expenditures, they are subject to risks and uncertainties. These risks and uncertainties include, but are not limited to: future operating or financial results; our expectations relating to dividend payments and forecasts of our ability to make such payments; pending acquisitions, business strategy and expected capital spending; operating expenses, availability of crew, number of off-hire days, drydocking requirements and insurance costs; general market conditions and shipping market trends, including charter rates and factors affecting supply and demand; our financial condition and liquidity, including our ability to obtain additional financing in the future to fund capital expenditures, acquisitions and other general corporate activities; estimated future capital expenditures needed to preserve our capital base; our expectations about the availability of ships to purchase, the time that it may take to construct new ships, or the useful lives of our ships; our continued ability to enter into long-term, fixed-rate time charters with our customers; our ability to leverage to our advantage our Manager’s relationships and reputation in the containership industry; changes in governmental rules and regulations or actions taken by regulatory authorities; changes in worldwide container demand; changes in trading patterns; competitive factors in the markets in which we operate; potential inability to implement our growth strategy; potential for early termination of long-term contracts and our potential inability to renew or replace long-term contracts; ability of our customers to make charter payments; potential liability from future litigation; conditions in the public equity markets; and other factors detailed from time to time in our periodic reports. We expressly disclaim any obligation to update or revise any of these forward-looking statements, whether because of future events, new information, a change in our views or expectations, or otherwise. We make no prediction or statement about the performance of our common and subordinated shares.

For Investor Relations Inquiries:

Mr. Kevin M. Kennedy

Chief Financial Officer

Seaspan Corporation

Tel. 604-638-2575

For Media Inquiries:

Mr. Leon Berman

The IBG Group

Tel. 212-477-8438

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